Exhibit 5.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA ● ASIA PACIFIC ● EUROPE

October 16, 2026

Host Digital Inc.

3800 North 28th Way, Unit #1

Hollywood, Florida 33020

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Host Digital Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 45,385,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), that may be offered and sold from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”), consisting of (i) 25,085,451 shares of Common Stock issued to former equity holders of Host Digital Infrastructure LLC pursuant to the Merger Agreement (as defined in the Registration Statement), (ii) 342,864 shares of Common Stock issued to certain of the Company’s employees and officers (the shares of Common Stock referenced in (i) and (ii), the “Common Shares”), (iii) 68,592 shares of Class A common stock (the “Series A Shares”) issuable upon conversion of the Company’s shares of Series A Convertible Preferred Stock, and (iv) 19,888,093 shares of Common Stock (the “Warrant Shares” and together with the Common Shares and the Series A Shares, the “Shares”) issuable upon exercise of the Company’s pre-funded warrants (the “Pre-Funded Warrants”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement (including the exhibits thereto), the Second Amended and Restated Certificate of Incorporation of the Company (as amended, the “Charter”) filed with the Secretary of State of the State of Delaware, the Amended and Restated Bylaws of the Company, the Pre-Funded Warrants, the Second Amended and Restated Certificate of Designation of Preferences, Rights And Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Pre-Funded Warrants, the Series A Convertible Preferred Stock and the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Host Digital Inc.

October 16, 2026

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Common Shares are validly issued, fully paid and non-assessable.

2.	The Series A Shares, when duly issued and delivered in accordance with the Certificate of Designation, will be validly issued, fully paid and non-assessable.

3.	The Warrant Shares, when duly issued and delivered in accordance with the terms of the Pre-Funded Warrants (including the payment of the applicable exercise price), will be validly issued, fully paid and non-assessable.

In rendering the opinion set forth above, we have assumed that, at the time of the issuance of any Warrant Shares or Series A Shares, there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Charter as in effect at such time.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP